                                   AMENDED BY-LAWS
                                          of
                             HERITAGE INCOME-GROWTH TRUST

                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

     ARTICLE I         . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       Officers and Their Election   . . . . . . . . . . . . . . . . . . . .  1
         Section 1:  Officers  . . . . . . . . . . . . . . . . . . . . . .    1
         Section 2:  Election of Officers                                     1
         Section 3:  Resignations and Removals                                1

     ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       Powers and Duties of Officers and Trustees                             1
         Section 1:  Management of The Trust-General . . . . . . . . . . . .  1
         Section 2:  Executive and Other Committees                           2
         Section 3:  Chairman of The Trustees  . . . . . . . . . . . . . . .  2
         Section 4:  President . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 5:  Treasurer . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 6:  Secretary . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 7:  Vice President  . . . . . . . . . . . . . . . . . . . .  3
         Section 8:  Assistant Treasurer . . . . . . . . . . . . . . . . . .  3
         Section 9:  Assistant Secretary . . . . . . . . . . . . . . . . . .  3

     ARTICLE III   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Shareholders' Meetings  . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 1:  Special Meetings  . . . . . . . . . . . . . . . . . . .  3
         Section 2:  Notice of Meeting   . . . . . . . . . . . . . . . . . .  3
         Section 3:  Place of Meeting  . . . . . . . . . . . . . . . . . . .  3

     ARTICLE IV    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Trustees' Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 1:  Special Meetings  . . . . . . . . . . . . . . . . . . .  4
         Section 2:  Regular Meetings  . . . . . . . . . . . . . . . . . . .  4
         Section 3:  Quorum  . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 4:  Notices of Meeting  . . . . . . . . . . . . . . . . . .  4
         Section 5:  Place of Meeting  . . . . . . . . . . . . . . . . . . .  4
         Section 6:  Special Action    . . . . . . . . . . . . . . . . . . .  5
         Section 7:  Action by Consent   . . . . . . . . . . . . . . . . . .  5

     ARTICLE V   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Shares of Beneficial Interest . . . . . . . . . . . . . . . . . . . .  5
         Section 1:  Beneficial Interest   . . . . . . . . . . . . . . . . .  5
         Section 2:  Transfer of Shares  . . . . . . . . . . . . . . . . . .  5
         Section 3:  Equitable Interest Not Recognized . . . . . . . . . . .  5

     ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Inspection of Books   . . . . . . . . . . . . . . . . . . . . . . . .  5

     ARTICLE VII   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       Provisions Relating to the Conduct of the
            Trust's Business   . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 1:  Dealings with Affiliates    . . . . . . . . . . . . . .  6
         Section 2:  Right to Engage in Business   . . . . . . . . . . . . .  7
         Section 3:  Dealings in Securities of the Trust   . . . . . . . . .  7
         Section 4:  Limitation on Certain Loans   . . . . . . . . . . . . .  7
         Section 5:  Custodian   . . . . . . . . . . . . . . . . . . . . . .  7

     ARTICLE VIII    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

     ARTICLE IX    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

     ARTICLE X   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

     ARTICLE XI    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
        Distribution Arrangements  . . . . . . . . . . . . . . . . . . . . .  9

     ARTICLE XII   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
       Reports to Shareholders . . . . . . . . . . . . . . . . . . . . . . .  9

                                   AMENDED BY-LAWS
                                          of
                             HERITAGE INCOME-GROWTH TRUST



              These By-laws of the Heritage Income-Growth Trust (the "Trust"), a Massachusetts business trust, are subject to the Trust' Declaration of Trust as from time to time amended.


                                      ARTICLE I
                             OFFICERS AND THEIR ELECTION
                             ---------------------------

     Officers
     --------

              Section 1. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time in their discretion appoint or elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

     Election of Officers
     --------------------

              Section 2. The President, Treasurer and Secretary shall be chosen annually by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.

     Resignations and Removals
     -------------------------

              Section 3. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed at such time as may be therein specified. The Trustees may at any meeting remove any officer by a majority vote of the voting Trustees.


                                     ARTICLE II
                      POWERS AND DUTIES OF OFFICERS AND TRUSTEES
                      ------------------------------------------

     Management Of The Trust-General
     -------------------------------

              Section 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or with these By-laws.

     Executive And Other Committees
     ------------------------------

              Section 2. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of the Trustees.

     Chairman Of The Trustees
     ------------------------

              Section 3.   The  Trustees may, but need  not, appoint  from among
     their number a Chairman.   He shall perform such duties as the Trustees may
     from time to time designate.

     President
     ---------

              Section 4. The President shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

     Treasurer
     ---------

              Section 5. The Treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds and securities of the Trust which may come into his or her hands to such bank or trust company as the Trustees shall employ as Custodian in accordance with Article IX of the Declaration of Trust. He or she shall have the custody of the seal of the Trust. He or she shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he or she shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

     Secretary
     ---------

              Section 6. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

     Vice President
     --------------

              Section 7. Any Vice President of the Trust shall perform such duties as the Trustees may from time to time designate.

     Assistant Treasurer
     -------------------

              Section 8. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees may from time to time designate.

     Assistant Secretary
     -------------------

              Section 9. Any Assistant Secretary of the Trust shall perform such duties as the Trustees may from time to time designate.


                                     ARTICLE III
                                SHAREHOLDERS' MEETINGS
                                ----------------------

     Special Meetings
     ----------------

              Section 1. A special meeting of the Shareholders of the Trust shall be called by the Secretary whenever (i) ordered by the Trustees or
     (ii) requested, for the purpose of removing a Trustee from office, in writing by the holder or holders of at least 10% of the outstanding Shares of the Trust entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more series of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series shall be entitled to notice of and to vote at such meeting.

     Notice of Meeting
     -----------------

              Section 2. Except as above provided, notices of the place, date, hour, and, in the case of a special meeting, the purposes or purpose shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least 10 days before the meeting, to such address as appears on the record of the Trust at the time of such meeting.

     Place of Meeting
     ----------------

              Section 4. All meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.


                                     ARTICLE IV
                                  TRUSTEES' MEETINGS
                                  ------------------

     Special Meetings
     ----------------

              Section 1. Special meetings of the Trustees shall be called by the Secretary at the written request of the President, the Treasurer, or any two Trustees, and if the Secretary, when so requested, refuses or fails for more than 24 hours to call such meeting, the President, the Treasurer, or such two Trustees may, in the name of the Secretary, call such meeting by giving due notice in the manner required when notice is to be given by the Secretary.

     Regular Meetings
     ----------------

              Section 2. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.

     Quorum
     ------

              Section 3. A majority of the Trustees shall constitute a quorum for the transaction of business.

     Notices of Meeting
     ------------------

              Section 4. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee orally or by mail, hand delivery or telegram. A notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address at least three days before the meeting or delivered to him at least two days before the meeting, provided orally by telephone at least 24 hours before the meeting or sent to him at least 24 hours before the meeting, by prepaid telegram addressed to him at said registered address, if any, or if he has no such registered address, at his last known address.


     Place of Meeting
     ----------------

              Section 5. All special meetings of the Trustees shall be held at the principal place of business of the Trust or at such other place in the United States as the person or person requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

     Special Action
     --------------

              Section 6. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

     Action By Consent
     -----------------

              Section 6. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting, or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.


                                      ARTICLE V
                            SHARES OF BENEFICIAL INTEREST
                            -----------------------------

     Beneficial Interest
     -------------------

              Section 1. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value, each of which shall represent an equal proportionate interest in the class with each other Share of the class outstanding, none having priority or preference over another.

     Transfer Of Shares
     ------------------

              Section 2. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

     Equitable Interest Not Recognized
     ---------------------------------

              Section 3. The Trust shall be entitled to treat the holder of record of any Share or Shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.


                                     ARTICLE VI
                                 INSPECTION OF BOOKS
                                 -------------------

              The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.


                                     ARTICLE VII
                             PROVISIONS RELATING TO THE
                           CONDUCT OF THE TRUST'S BUSINESS
                           -------------------------------

     Dealings with Affiliates
     ------------------------

              Section  1.   The Trust  shall not  purchase or  retain securities
     issued by any issuer if one or more of the holders of the securities of such issuer or one or more of the officers or directors of such issuer is an officer or Trustee of the Trust or officer or director of any organization, association or corporation with which the Trust has an investment advisory or management contract ("investment adviser" or "manager"), if to the knowledge of the Trust one or more of such officers or Trustees of the Trust or such officers or directors of such investment adviser or manager who own beneficially more than one-half of one percent of the shares or securities together own beneficially more than five percent of such outstanding shares or securities. Each Trustee and officer of the Trust shall give notice to the President or Treasurer of the Trust of the identity of all issuers whose securities are held by the Trust of which such officer or Trustee owns as much as one-half of one percent of the outstanding securities, and the Trust shall not be charged with the knowledge of such holdings in the absence of receiving such notice if the Trust has requested such information not less often than quarterly.

              Subject to the provisions of the preceding paragraph, no officer, Trustee or agent of the Trust and no officer, director or agent of any investment adviser or manger shall deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a material financial interest; provided, that the foregoing provisions shall not prevent: (a) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or financially interested in any investment adviser or manager to the Trust or in any corporation, firm or association which may at any time have a distributor's or principal underwriter's contract with the Trust; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any rule or regulation thereunder and if such transaction does not involve any commission or profit to any security dealer who is, or one of more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the investment adviser, manager or principal underwriter of the Trust; (c) employment of legal counsel, registrar, transfer agent, shareholder services agent, dividend disbursing agent or Custodian who is, or has a partner, stockholder, officer or director who is, an officer or Trustee of the Trust; or (d) sharing statistical, research and management expenses, including personnel and services, with any other company in which an officer or Trustee of the Trust is an officer or director or financially interested.

     Right to Engage in Business
     ---------------------------

              Section 2. Any officer or Trustee of the Trust, the investment adviser, the manager, and any officers or directors of the investment adviser or manager may have personal business interests and may engage in personal business activities.

     Dealing in Securities of the Trust
     ----------------------------------

              Section 3. The Trust, the investment adviser, the manager, any corporation, firm or association which may at any time have an exclusive distributor's or principal underwriter's contract with the Trust (the "Distributor") and the officers and Trustees of the Trust and officers and directors of every investment adviser, manager and Distributor, shall not take long or short positions in the securities of the Trust, except that:

              (a) the Distributor may place orders with the Trust for its shares equivalent to orders received by the Underwriter;

              (b) shares of the Trust may be purchased at not less than net asset value for investment by the investment adviser, manager, and officers and directors of the Distributor, investment adviser, or the Trust, and by any trust, pension, profit-sharing or other benefit plan for such persons, no such purchase to be in contravention of any applicable state or federal requirements.

     Limitation on Certain Loans
     ---------------------------

              Section 4. The Trust shall not make loans to any officer, Trustee or employee of the Trust or any investment adviser, manager or underwriter or their respective officers, directors or partners or employees.


     Custodian
     ---------

              Section 5. All securities and cash owned by the Trust shall be maintained in the custody of one or more banks or trust companies having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (any such bank or trust company is hereinafter referred to as the "Custodian"); provided, however, the Custodian may deliver securities as collateral on borrowing effected by the Trust; provided, that such delivery shall be conditioned upon receipt of the borrowed funds by the Custodian except where additional collateral is being pledged on an outstanding loan and the Custodian may deliver securities lent by the Trust against receipt of initial collateral specified by the Trust. Subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission (the "Commission") may adopt, the Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities operated by the Federal
     Reserve Banks, or established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or Series of any issue deposited with the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

              The Trust shall upon the resignation or inability to serve of its Custodian or upon change of the Custodian: (a) use its best efforts to obtain a successor Custodian; (b) require that the cash and securities owned by this Trust be delivered directly to the successor Custodian; and
     (c) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by this Trust otherwise than to a successor Custodian, the question whether or not this Trust shall be liquidated or shall function without a Custodian.

                                     ARTICLE VIII
                                         SEAL
                                    --------------

              The seal of the Trust shall be circular in form bearing the inscription:

                        "HERITAGE INCOME-GROWTH TRUST -- 1986"


                                     ARTICLE IX
                                     FISCAL YEAR
                                     -----------

              The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

                                      ARTICLE X
                                     AMENDMENTS
                                     ----------

              These By-laws may be amended at any meeting of the Trustees of the Trust by a majority vote.


                                     ARTICLE XI
                              DISTRIBUTION ARRANGEMENTS
                              -------------------------

              Any agreement entered into for the sale of Share of the Trust pursuant to Article VII, Section 2 of the Declaration of Trust shall require the other party thereto (the "Distributor"), whether acting as principal or as agent, to use all reasonable efforts consistent with the other business of the Distributor to secure purchasers for the Shares.


                                     ARTICLE XII
                               REPORTS TO SHAREHOLDERS
                               -----------------------

              The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust including financial statements which shall be certified at least annually by independent public accountants.



     Dated: July 23, 1986, as restated and amended on May 18, 1993

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